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                                                                    EXHIBIT 99.1
                                                                    ------------

                          COMMITMENT AND AUTHORIZATION
              FOR THE EXERCISE OF GLOBAL MARINE INC. STOCK OPTIONS
                            AND SALE OF OPTION STOCK

TO:  The Corporate Secretary
     Global Marine Inc.
     P. O. Box 4577
     Houston, Texas 77210-4577

The undersigned, an executive officer and director of Global Marine Inc. (the "Company"), hereby commits to sell from time to time, as outlined below, shares of common stock, par value $.10 per share ("Common Stock"), of the Company that the undersigned has or at the time of sale will have the right to acquire under outstanding stock options ("Stock Options") issued by the Company.

     1. PURPOSE. The undersigned is entering into this commitment and authorization ("Commitment") to effect transactions as outlined below for the purpose of assuring that all transactions pursuant to the Commitment will not be influenced by, or made on the basis of, material nonpublic information concerning the Company or its securities that may be in the possession of the undersigned at the time the transactions occur.

     2. NATURE OF AND AUTHORIZATION TO EFFECT TRANSACTIONS. On each date determined in accordance with Item 3 below, the undersigned, through his attorneys-in-fact, or either of them, designated in Item 4 below, will engage in a broker-assisted cashless exercise of the number of outstanding Stock Options indicated in Item 3 below, pursuant to which the brokerage firm of Harris InvestorLine, Inc. (or another firm designated by the undersigned in advance of the date of exercise) will sell the shares underlying the Stock Options on the date of exercise and remit to the undersigned the net proceeds remaining after remitting to the Company an amount equal to the aggregate exercise price of the Stock Options and applicable withholding and employment taxes. Said attorneys-in-fact and each of them are hereby authorized, instructed and directed, without any further authorization, instruction or direction from the undersigned, to take any and all such actions as, and in such manner as, they or either of them may in the exercise of their discretion deem necessary or advisable to effect the transactions contemplated in this Commitment. If both of said attorneys-in-fact are unable or unwilling to take any action deemed by either of them or by the undersigned to be necessary or advisable to effect any transaction or transactions contemplated by this Commitment, the undersigned may take such action personally.

     3. DATE AND AMOUNT OF EACH TRANSACTION. Exercises of Stock Options and sales of the underlying shares of Common Stock subject to this Commitment will occur as follows:

     (a) as soon as practicable upon the per share market price of the Common Stock having reached $36 or above, exercise 92,100 of the undersigned's non-qualified Stock Options with a $25.3125 exercise price and sell the underlying shares of Common Stock at a price of not less than $36 per share;

     (b) as soon as practicable upon the per share market price of the Common Stock having reached $38 or above, exercise 89,475 of the undersigned's non-qualified Stock Options with a $25.3125 exercise price and 6,573 of the undersigned's non-qualified Stock Options with a $7.6875 exercise price and sell the underlying shares of Common Stock at a price of not less than $38 per share;
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     (c)  as soon as practicable upon the per share market price of the Common
     Stock having reached $40 or above, exercise 99,998 of the undersigned's non-qualified Stock Options with a $7.6875 exercise price and sell the underlying shares of Common Stock at a price of not less than $40 per share; and

     (d) as soon as practicable upon the per share market price of the Common Stock having reached $42 or above, exercise 75,000 of the undersigned's non-qualified Stock Options with a $19.4063 exercise price and 80,925 of the undersigned's non-qualified Stock Options with a $7.6875 exercise price, and sell the underlying shares of Common Stock at a price of not less than $42 per share;

provided, however, that no Stock Option shall be subject to any transaction set forth above until the earliest time when both (i) the Stock Option is vested and
(ii) the per share market price of the Common Stock is at or above the market price indicated above for said transaction. If the full number of Stock Options indicated above for a particular transaction cannot be exercised because all of them have not yet vested, the number that have vested shall be exercised and the remaining Stock Options indicated for that transaction shall be exercised later, at the earliest time when both conditions stated in (i) and (ii) above have been satisfied.

     4. POWER OF ATTORNEY. The undersigned hereby constitutes and appoints the Company's Corporate Secretary and its Stock Plan Administrator, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and deliver any or all such notices, authorizations and other forms, documents and papers as either of said attorneys-in-fact may in his or her sole discretion deem necessary or advisable to effect the transactions contemplated in this Commitment, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes as fully as the undersigned might or could do himself, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     5. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants that he (a) is not aware of material nonpublic information with respect to the Company or any securities of the Company (including the Common Stock); (b) is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent transactions from being effected in accordance with this Commitment; (c) is entering into this Commitment in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the U.S. Securities Exchange Act of 1934 (the "Exchange Act"); (d) is currently able to sell shares of Common Stock in accordance with the Company's insider trading policies; and (e) has obtained the approval of the Company's counsel to enter into this Commitment. The undersigned will immediately notify the Company's Corporate Secretary and its Stock Plan Administrator if he becomes subject to a legal, regulatory or contractual restriction or undertaking that would prevent transactions from being effected pursuant to this Commitment, and, in such a case, the undersigned will amend or otherwise revise this Commitment to take account of such legal, regulatory or contractual restriction or undertaking, provided that he will not be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1(c).

     6. RESPONSIBILITY FOR FILINGS. The undersigned will remain responsible for making all filings, if any, required under Section 16 of the Exchange Act and Rule 144 under the U.S. Securities Act of 1933.

     7. PRIOR COMMITMENT. This Commitment replaces that certain Commitment And Authorization For The Exercise Of Global Marine Inc. Stock Options And Sale Of Option Stock executed by the undersigned and

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dated the 6/th/ day of February 2001, which shall be void and without effect from and after the undersigned's execution of this Commitment.

     8. PERIOD OF COMMITMENT. This Commitment will become effective immediately upon its execution. It is the undersigned's intent that this Commitment remain in effect until the earliest of (i) the undersigned's termination of all of his positions as a director and/or officer of the Company, or (ii) all transactions contemplated in Item 3 above having been completed.

     9. INTENT AND INTERPRETATION. It is the intent of the undersigned that this Commitment comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that this Commitment be interpreted to comply with the requirements of Rule 10b5-1(c).

     IN WITNESS WHEREOF, the undersigned has executed this Commitment this 7/th/ day of May 2001.



                                    Robert E. Rose
                                -------------------------------------
                                  Robert E. Rose
                                  Chairman, President and CEO
                                  Global Marine Inc.




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